EXHIBIT 99.2

C O R P O R A T E P A R T I C I P A N T S

Aimee Brown, Corporate Secretary

Stewart Wallach, Chairman and
Chief Executive Officer

P R E S E N T A T I O N

Operator

Greetings, and welcome to the Capstone Companies’ Smart Mirror Update Call.

As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Aimee Brown, Corporate Secretary for Capstone Companies. Thank you, Aimee. You may begin.

Aimee Brown

Thank you, Paul, and good morning to everyone.

On the call today is Capstone’s Chairman and Chief Executive Officer, Stewart Wallach. During today’s call, Mr. Wallach will be sharing an update on the Capstone Connected Smart Mirror Program.

As you are aware, we may make forward-looking statements during today’s presentation. These statements apply to future events which are subject to risk and uncertainties, as well as other factors that could cause the actual results to differ materially from where we are today.

With that, I’ll turn it over to you, Stewart.

Stewart Wallach

Thank you, Aimee, and good morning to everyone. I appreciate you joining me today.

I’d like to take this opportunity to acknowledge your expressed concerns resulting from the minimal communications that have taken place over the past few months. This has been a very difficult, atypical time for the Company. It has taken its toll on Capstone Management and its associates as we faced numerous unforeseen challenges. However, I want to emphasize that at no time did we lose sight of our objectives, and we remain determined to win.

We have had numerous FCC licenses issued for other products that we have produced and marketed in the past and have never experienced anything like the delays we experienced over the past few months. Attempts to communicate the circumstances real-time simply did not work, as the flow of information to us was sporadic and inconsistent at best. It was virtually impossible to share timelines and milestones with you, our shareholders, as the dynamics of interfacing with Thailand and China were overwhelming at the very least. I made a decision to cut back communications rather than violate my long-standing policy of not sharing information that was not transparent and material.

That being said, in preparation for this webcast, we have reconfirmed yesterday that everything the FCC requires to publish our ID is in place and the publication should be forthcoming this week. Let’s assume Monday at the latest. You might ask how this communication is any different than the past communications. Well, the fact is that the final documentation was acknowledged directly by FCC this past week. Note that we had passed the product testing on October 11, and our ID was issued on October 20, as previously reported.

We have been as transparent as possible regarding the status and our understanding of our ongoing developments subsequent to that time, as I mentioned above, but the delays continued. There is no doubt we got caught in a bureaucratic gridlock between Intertek’s Thailand and China offices, which was exacerbated by pandemic outbreaks and compromised efficiencies caused by Intertek employees temporarily working remotely.

At this time, there is really no value to go backwards and attempt to make sense or explain these inexplicable circumstances. The bottom line is we have navigated through these difficult times and are moving forward expecting this final approval in the next few days.

So let’s take a look forward at what is in place and ready to execute immediately upon the ID publication...

The company that is managing our digital marketing effort is standing by to release our initial Google ad campaign. The ads have been designed and are staged and ready to go. In addition, they will be effecting a remarketing campaign directly to email addresses which have been compiled over the past 12 months. It is estimated that an excess of 7,500 people interested in the Smart Mirror program will be reached through this effort.

Max Borges PR Agency, which has been on hiatus since February of 2021, was reactivated October 15 and has initiated a press release under embargo to journalists this past week, and the official release is out today. We have subsequently, to their initial outreach under embargo, rushed three mirrors to recognized media outlets in the hopes that we will receive media coverage before CES.

We shipped 16 mirrors to our Las Vegas booth builder in preparation for the Consumer Electronics Show. This past Monday, we flew one of our marketing associates, Tom, to inspect the mirrors. The inventory arrived in good condition, and we are ready to go.

We have built an inventory of 200 mirrors that are staged to be shipped by air immediately upon the FCC publication. This will not only activate Capstone Connected online ordering and allow us to react—but will also allow us to reactivate our Amazon website.

When visiting the Capstone Connected website, you will note we have added two accessories to our product line. The Thin Cast remote control and Thin Cast battery pack further differentiates the Capstone mirrors from others. The products will formally be launched at the CES show and available for deliveries in January.

Following the initial shipment of 200 mirrors, we will schedule shipment of the next 1,000 mirrors. Depending upon the customer immediate demand, we will determine the mode of transportation at that time. If we have a strong December orders, our goal is to be in a position to fill these orders, and we may opt to air required quantities regardless of the added expense we’ll be facing.

We have purchased long lead time components for the next 2,000 mirror production run. These prepaid component inventories will allow us to continue production into January. In total, this would enable us to fulfill orders for 3,200 customers. Based on subsequent customer demand, we will schedule production to meet that demand in Q1 2022.

As our projections, which are based on analytics, would indicate, we will require added capacity to meet the market potential in 2022. While we have plans in place to expand the capacities in Thailand, we are also exploring expanding production into Mexico. We have commissioned a consulting firm that is conducting tariff assessments, supply chain viability, and potential assembly operations to help guide us through this process. We ideally would be producing product in Mexico Q2 2022.

To reiterate, while our communications have been sporadic over the past couple of months, your management team has been hard at work overcoming numerous unprecedented obstacles. I have commented before publicly, and will do so again today, that Management has never been faced with challenges of this magnitude over its collective 35 years.

The reason Capstone has been successful for the years leading up to the trade war of 2018/’19 and the subsequent global pandemic boils down to our collective tenacity and business acumen. We have never lost sight of the Company’s initiatives and remain resolute in delivering the Capstone Smart Mirror program for its shareholders.

Moreover, the insiders of Capstone Companies have risen to meet the financial challenges of the Company time and time again when conventional financing was simply not an option, and at the same time, at all times, we have avoided toxic debt like a plague. The fact that insiders own approximately 50% of the Company and have never sold a single share speaks volumes to our expectations. It is these expectations that serve to motivate the insiders and directors.

As the largest Capstone shareholder, I am acutely sensitive to the frustrations brought on by our stock volatility over the past several months. It is for this reason I’d like to extend a personal thanks to the long-time shareholders and those that remain supportive of our efforts.

We have a lot of work ahead of us, and we’ll finish crossing the finish line shortly. As I’ve stated before, we will look back at this painful period with a sense of pride, having accomplished our goals as set forth pre-pandemic. Many companies have failed during these times.

On a final note, in an effort to improve investor relations and to minimize ongoing distractions to Management, we will be adding a new email address to the Capstone Companies’ website for specific shareholder inquiries. Moreover, these inquiries will be reviewed by the Board and addressed accordingly without delays. Thank you again.

On a very last note, if you are interested in owning a Capstone Smart Mirror, I would urge you to visit our website and book an order today because these inventories are going to turn over very quickly. We are excited about the prospects for the future and look forward to reporting positive results in the weeks ahead. We will be confirming receipt of the FCC publication upon receipt, so please stand by.

Thank you again and appreciate your support.

Operator

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.